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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                     ---------------------------------------


        Date of Report (Date of earliest event reported): July 31, 2001


                        AFFILIATED MANAGERS GROUP, INC.
               --------------------------------------------------
               (Exact name of Registrant as specified in charter)


          Delaware                   0001-13459                 043218510
----------------------------   ------------------------    ------------------
(State or other jurisdiction   (Commission file number)      (IRS employer
    of incorporation)                                      identification no.)


             Two International Place, 23rd Floor, Boston, MA 02110
         -------------------------------------------------------------
               (Address of principal executive offices)   (Zip Code)

                                (617) 747-3300
               ----------------------------------------------------
               (Registrant's telephone number, including area code)


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Item 5.    Other Events

         On July 31, 2001, Affiliated Managers Group, Inc. ("AMG"), an asset management holding company, and Welch & Forbes, Inc. and Welch & Forbes (a Partnership) (collectively, "Welch & Forbes" or the "Company") announced that they had reached a definitive agreement for AMG to acquire a majority equity interest in Welch & Forbes.

         Established in 1838, Welch & Forbes is a Boston-based investment manager with over $4.2 billion in assets under management. The Company provides customized investment advisory and fiduciary services to a range of clients including personal trusts, high net worth families and charitable foundations. Client portfolios are tailored to meet each client's objectives, and are invested in a range of quality growth equity securities, fixed income securities and venture capital investments. The Company also provides estate and tax services for its clients.

         Following the transaction, AMG will hold a 60% interest in the Company with Welch & Forbes' principals owning the remaining 40%. Welch & Forbes will be reorganized as a limited liability company and its business will remain unchanged, with current management continuing to oversee the day-to-day operations of the firm. In addition, the senior principals of Welch & Forbes will sign long-term employment agreements with the firm. The terms of the transaction, which is expected to close upon receipt of customary approvals, were not disclosed.

Item 7.    Financial Statements, Pro Forma Information and Exhibits

(c)  Exhibits

Exhibit 99.1 -- Press Release, dated July 31, 2001 (filed for informational purposes).


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AFFILIATED MANAGERS GROUP, INC.


Date: August 17, 2001                  /s/ Darrell W. Crate
                                       ------------------------------------
                                       DARRELL W. CRATE
                                       Executive Vice President,
                                       Chief Financial Officer
                                       and Treasurer (and also
                                       as Principal Financial and
                                       Accounting Officer)



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                                 Exhibits

99.1   Press Release, dated July 31, 2001 (filed for informational purposes).